Exhibit 10.27

English Translation

Borrower (“Party A”): CEEG Nanjing PV-Tech Co., Ltd.

Lender (“Party B”): Nanjing City Commercial Bank Huaqiao Road Sub-branch

Party A applies to Party B for borrowing money and Party B agrees to grant the loan. To specify the rights and obligations and maintain the legal rights and interests of the Parties, in accordance with the relevant laws, statutes and regulations, the Parties enter into and abide by this contract upon consultation.

Article 1 Amount of the Loan

Party A borrows RMB (word) sixty million (Arabic numerals) 60,000,000 from Party B. (In the event of any discrepancy between the word and Arabic numerals amount, the word shall prevail. The same below.)

Article 2 Purpose of the Loan

Party A borrows the loan for the purpose of working capital.

Article 3 Term of the Loan

Term of the loan stipulated herein is one year, commencing from February 7, 2007 to February 6, 2008.

If the starting date of the period of the loan hereunder is inconsistent with that indicated in the indebtedness certificate, the date on the indebtedness certificate for the first grant of the loan shall prevail, and the termination date will be adjusted accordingly. The indebtedness certificate is an integral part of this contract and has equal legal effect with this contract.

Article 4 Interest Rate of the Loan, Penalty Rate, Calculation and Settlement of Interest

I. Interest Rate of the Loan

Interest rate of the loan hereunder is monthly (annual/monthly) interest rate of the second category of the following:

(I) Fixed interest rate, namely,   /    . The interest rate will remain unchanged during the period of the loan;

Floating interest rate, i.e., the rate of 15% upward the base interest rate. Base interest rate refers to the loan interest rate of the same grade promulgated by the People’s Bank of China. During the period of the loan, if the People’s Bank of China adjusts the loan interest rate of the same grade, the floating interesting rate shall be adjusted on the corresponding date of the month following such adjustment.

II. Penalty Rate

(I) If Party A fails to use the loan according to the stipulated purpose, penalty rate shall be the second category of the following:

1. Fixed interest rate, that is   /    .

2. Floating interest rate, i.e., the rate of 100% upward the original interest rate hereunder.

(II) Penalty rate for the overdue repayment of the loan hereunder shall be the second category of the following:

1 Fixed interest rate, or,   /    .

2 Floating interest rate, or, the rate 50% upward the original interest rate.

(III) In the event of overdue repayment or failure to use the loan according to the purpose as stipulated herein, the interest will be calculated and charged at penalty rate from the date of overdue repayment or failure to use the loan according to the purpose as stipulated herein till the day when the principal and interest are repaid in full. Compound interest will accrue at penalty rate if the interest is not be paid on schedule.

III. Interest on the loan shall accrue from the date the loan is transferred into the account of Party A. Interest accrues upon the loan hereunder on a daily basis. Daily interest rate =monthly interest rate/30=annual interest rate/360. If Party A fails to pay the interest on schedule, compound interest shall accrue from the next day.

IV. Settlement of Interest

(I) In case of fixed interest rate applicable to this loan, the interest will be settled at the stipulated interest rate. In case of a floating interest rate, interest will be calculated at the interest rate applicable to each floating period. If there are several times of interest floating in a single interest settlement period, interest accrued in such interest settlement period shall be a total of respective interests in each floating period.

(II) Interest on the loan hereunder will be settled on a quarterly basis (monthly/quarterly). Interest settlement day is fixed at the twentieth day of the last month of a quarter (month/end of quarter).

Article 5 Grant and Use of the Loan

I. Precedent Conditions of Grant of the Loan

(I) Unless wholly or partially waived by Party B, Party B shall be obliged to grant the loan only after the following precedent conditions are met:

1 Party A has properly handled the approval, registration, delivery and other legal formalities relating to the loan hereunder in accordance with the relevant laws and regulations;

2 If there is security for this contract, the security contract or other security method conforming to the requirements of Party B has taken into effect;

3 Party A does not incur any event of default as stipulated herein;

4 Other precedent conditions as stipulated by the Parties:

            /

(II) Party B will commence with granting the loan within 2 banking days after Party A has satisfied the above precedent conditions.

II. Using Plan of the Loan

(I)	2 M 7 D 2007 Y	Amount	6,000,000 ;

(II)	/ M / D / Y	Amount	;

(III)	/ M / D / Y	Amount	;

(IV)	/ M / D / Y	Amount	;

(V)	/ M / D / Y	Amount	;

(VI)	/ M / D / Y	Amount	;

Article 6 Repayment

I. Principle of Repayment

Except as otherwise agreed by Party B, any repayment by Party A hereunder shall be made based on the principle that repayment of interest shall be prior to repayment of principal.

II. Payment of Interest

Party A shall pay Party B the interest due on interest settlement day. The first date for paying interest is the first interest settlement day after the loan is granted. Upon the last installment of repayment, the interest shall be paid off together with the principal.

III. Plan of Repayment of Principal

Party A shall repay the principal of the loan according to the following plan:

(I)	2 M 6 D 2008 Y	Amount	6,000,000 ;
(II)	/ M / D / Y	Amount	/ ;

(III)	/ M / D / Y	Amount	/ ;

(IV)	/ M / D / Y	Amount	/ ;

(V)	/ M / D / Y	Amount	/ ;

(VI)	/ M / D / Y	Amount	/ ;

IV. Source of Funds for Repayment and Method of Repayment

(I) The sources of funds of Party A for repaying the principal and interest of the loan hereunder include but not limited to:

1 Sales Revenue;

2 Listing proceeds.

(II) Notwithstanding any stipulation regarding the sources of funds of Party A for repayment under any other contract to which Party A is a party, such stipulation shall not influence the performance by Party A of its obligation of repayment hereunder. In no event shall Party A rely on the foregoing clause to reject to perform its obligation of repayment hereunder.

(III) Party A shall pay interest in full and repay the principle of the loan on schedule as stipulated herein.

(IV) Party A shall deposit sufficient funds in the account it has maintained with Party B before the repayment date, which will be automatically used for repayment, or transfer funds from other accounts for such repayment on the prescribed repayment date. If Party A fails to made repayment on schedule, Party B shall be entitled to transfer the corresponding money out of Party A’s account.

V. Early Repayment

(I) Party A only needs notifying Party B in advance for early repayment of interest.

(II) For early repayment of principal, Party A shall apply to Party B 30 banking days in advance in writing and may early repay partial or all principal with the consent of Party B.

When Party A early repays principal, interest will be calculated at the interest rate of the loan as determined according to Article 4 hereof for the actual number of days during which the loan is used.

If Party A early repays principal, it agrees to pay Party B compensation. Amount of the compensation=early repaid principle×1/10,000×number of days of early repayment.

If Party A makes repayment in installments, in the event of early repayment of partial principal of the loan, the repayment shall be made in the reversed order of the repayment plan. Upon early repayment, the loan interest rate stipulated herein shall still be applicable to the outstanding loan.

Article 7 Security for the Loan

If the loan hereunder is a secured loan, the security method is pledge (guarantee, mortgage, pledge, standby letter of credit, credit insurance, others).

Party A shall be obliged to actively assist Party B and procure Party B to enter into the security contract numbering Ning Shang Yin Qiao Zhi Zi 06 Di 03 Hao with the guarantor, to specify the detailed matters.

In the event of any change in the security hereunder adverse to the claim of Party B, upon notified by Party B, Party A shall provide Party B with security satisfactory to Party B as required by Party B.

Article 8 Rights and Obligations of Party A

I. Rights of Party A

(I) Party A has right to require Party B to grant the loan as stipulated herein.

(II) Party A has right to use the loan for the purpose as stipulated herein.

(III) Party A has right to reject additional terms other than those stipulated herein.

(IV) Party A has right to require Party B to keep secret the relevant financial information and trade secret relating to production and operation provided by Party A, unless otherwise provided by laws, statutes and regulations.

II. Obligations of Party A

(I) Party A shall provide the relevant financial accounting information and information on a monthly basis regarding its production and operation conditions, as required by Party B, including but not limited to providing the balance sheet and income statement (income and expenditure statement of public service unit) for the last quarter within the first 10 working days of the first month of each quarter, and providing the cash flow statement of each year by the end of such year, and shall be responsible for the trueness, completeness and validity of the information provided by it.

(II) Party A shall use the loan for the purpose contemplated hereunder and shall not use the loan for other purpose;

(III) Party A shall actively cooperate with Party B and voluntarily accept the inspection and supervision by Party B of its production, operation and financial activity and the use of the loan hereunder;

(IV) Party A shall repay the principal and interest of the loan on schedule;

(V) Party A and its investors shall not withdraw capital or transfer assets to evade their debts owing to Party B;

(VI) Before repaying in full the principal and interest of the loan owing to Party B, Party A shall not use the assets deriving from the loan hereunder to provide security to any third party without the consent of Party B;

(VII) During the term of this contract, if Party A provides security for the debts of other person, which may affect Party A’s ability of repayment hereunder, Party A shall notify and acquire the consent of Party B in advance;

(VIII) In the event the guarantor hereunder winds up, goes out of business, cancels the registration or its business license is revoked, becomes bankrupt, is dismissed or suffers operating loss or partially or completely loses the ability of security corresponding to the loan hereunder, or the value of the collateral hereunder is decreased or damaged or lost by accident, Party A shall timely provide other security acceptable to Party B;

(IX) During the term of this contract, in the event of any change in the name, legal representative (responsible person), domicile, business scope, registered capital of Party A, Party A shall notify Party B in time;

(X) During the term of this contract, in the event of contracting, leasing, shareholding system rebuilding, pooling, consolidation, merger, division, establishing a joint venture, application for closing business for reorganization, application for dissolution, application for bankruptcy on the part of Party A, which is sufficient to affect the realization of Party B’s rights with respect to the loan, Party A shall notify in writing and acquire the written consent of Party B at least thirty days in advance, and ensure the repayment and security hereunder as required by Party B, otherwise, Party B shall be entitled to stop granting the loan and early withdraw the loan or rescind this contract;

(XI) During the term of this contract, in the event of such conditions as ceasing to product, going out of business, canceling the registration or revocation of business license, involvement in illegal activity or material litigation of the legal representative or main responsible person, serious difficulty in production and operation, deterioration of financial condition on the part of Party A which may have material adverse influence upon the performance by Party A of its obligation of repayment hereunder, Party A shall promptly notify Party B in writing and implement the satisfaction and security of the debts hereunder as required by Party B, otherwise, Party B shall be entitled to stop granting the loan and early withdraw the loan or rescind this contract;

(XII) Party A shall assume the expenses of legal service, insurance, appraisal, registration, custody, verification and notarization relating to this contract and the security hereunder.

Article 9 Rights and Obligations of Party B

I. Rights of Party B

(I) Party B has right to learn of the production, operation and financial activities of Party A and request Party A to provide such documents and materials as the relevant plans, statistics, financial statements and so on;

(II) Party B has right to deduct and transfer any amount in any currency from Party A’s account maintained with Party B with respect to any amount payable by Party A to Party B based on this contract;

(III) Party B has right to cease granting the loan which has not been used by Party A and early withdraw the principal and interest of the granted loan according to the stipulations of this Contract;

(IV) If Party A evades the supervision of Party B, delays the repayment of the principal and interest or commits other material breaches of contract, Party B shall be entitled to implement credit sanction, report such situation to the relevant authority or organization and publicly claim for the repayment through media.

II. Obligations of Party B

(I) Party B shall grant in full the loan on schedule as stipulated herein except the delay is caused by Party A;

(II) Party B shall keep secret the relevant financial information and trade secret relating to production and operation provided by Party A, unless otherwise provided by laws, statutes and regulations.

Article 10 Liabilities for Breach of Contract

I. Breach

(I) Breach by Party A

1 Party A fails to provide true, complete and valid financial information, information of production and operation condition and other relevant information as required by Party B;

2 Party A fails to use the loan for the purpose prescribed hereunder;

3 Party A fails to repay the principal and interest of the loan on schedule;

4 Party A rejects or prevents Party B from inspecting and supervising the use of the loan;

5 Party A transfers assets and withdraws capital to evade the debts;

6 Party A’s operation and financial condition deteriorates, Party A fails to discharge the debts due or Party A is or will be involved in material litigation or arbitration proceedings and other legal disputes, where Party B considers it may or has caused to an adverse effect or impair on the rights and interests of Party B hereunder;

7 Any other debt undertaken by Party A has affected or may affect the performance of Party A of its obligations hereunder;

8 Party A fails to perform other due indebtedness owing to Party B;

9 During the term of this Contract, Party A incurs changes in operation method or conversion of operational mechanism us as contracting, leasing, consolidation, merger, establishing a joint venture, division, pooling, shareholding system restructuring, where Party B considers it may or has caused to an adverse effect or impair on the rights and interests of Party B hereunder;

10 Other condition which Party B considers sufficient to affect the exercise of Party B’s rights;

11 Party A breaches other obligations as stipulated herein.

(II) If the guarantor is involved in the following circumstances and Party A fails to provide new security as required by Party B, it shall be deemed that Party A has breached this contract:

1 The guarantor is involved in such circumstances as contracting, leasing, consolidation, merger, establishing a joint venture, division, pooling, shareholding system rebuilding, bankruptcy, cancellation which is sufficient to affect the guarantor’s capacity of undertaking the joint and several guarantee liability;

2 The guarantor provides any third party with security beyond its capacity;

3 The guarantor loses or may lose its ability of security;

4 Other breaches by the guarantor as stipulated in the guarantee contract.

(III) If the mortgagor is involved in the following circumstances and Party A fails to provide new security as required by Party B, it shall be deemed that Party A has breached this contract:

1 The mortgagor fails to purchase insurance for the mortgaged property as required by Party B, or fails to dispose of the insurance compensation as stipulated in the mortgage contract after the occurrence of the insurance accident;

2 In the event of damage, loss, devaluation of the collateral caused by the behavior of any third party, the mortgagor fails to dispose of the damages as stipulated in the mortgage contract;

3 The mortgagor donates, transfers, leases, re-mortgages, moves or otherwise disposes of the collateral without written consent of Party B;

4 The mortgagor disposes of the collateral with the consent of Party B but fails to dispose of the proceeds therefrom as stipulated in the mortgage contract;

5 In the event of the damage, loss or devaluation of collateral which is sufficient to affect discharging of the debts hereunder, the mortgagor fails to reinstate the value of collateral or provide other security as acceptable by Party B;

6 Other breaches by the mortgagor as stipulated in the mortgage contract.

(IV) If the pledgor is involved in the following circumstances and Party A fails to provide new security as required by Party B, it shall be deemed that Party A has breached this contract:

1 The pledgor fails to purchase insurance for the pledged property as required by Party B, or fails to dispose of the insurance compensation as stipulated in the pledge contract after the occurrence of the insurance accident;

2 In the event of damage, loss, devaluation of pledged property caused by the behavior of any third party, the pledgor fails to dispose of the damages as stipulated in the pledge contract;

3 The pledgor disposes of the pledged property with the consent of Party B but fails to dispose of the proceeds therefrom as stipulated in the pledge contract;

4 In the event of the damage, loss or devaluation of pledged property which is sufficient to affect the repayment of the principal and interest, the pledgor fails to reinstate the value of pledged property or provide other security acceptable to Party B;

5 Other breaches by the pledgor as stipulated in the pledge contract.

(V) In the event the security contract or other security does not take effect, is valid or rescinded, or the guarantor is involved in other circumstances of partially or completely losing the ability of guarantee or rejects to performance the obligations of security, and Party A fails to provide new security as required by Party B, it shall be deemed that Party A has breached this contract.

II. Remedies for Breach of Contract

In the event of the breaches in above 10.1.1-5, Party B shall be entitled to exercise one or more of the following rights:

(I) Stop granting the loan, accelerate the maturity immediately and require Party A to promptly repay the principal, interest and expenses of all the mature or immature debts hereunder.

(II) Charge liquidated damages against Party A at [            ]% of the principal of the loan.

(III) In the event Party A fails to use the loan for the purpose as stipulated herein, interest and compound interest shall accrue at penalty rate according to the interest settlement method hereunder from the date of violation to the date on which the principal and interest are repaid in full.

(IV) Before maturity date, compound interest will be calculated and payable upon the interest not repaid by Party A on schedule according to the rate and settlement method as stipulated in Article 4 hereof.

(V) For the overdue repayment, interest and compound interest shall accrue on the repayment in arrears and any principal and interest wholly or partially declared early maturity by Party B, pursuant to the interest settlement method, for a period commencing from the overdue date to the date when the principal and interest are repaid in full. Delay in the repayment of the loan means Party A fails to satisfy the loan on schedule or repays the loan exceeding the prescribed installments.

(VI) Transfer any amount in any currency out of Party A’s account maintained with Party B.

(VII) Request Party A to provide new security at the requirements of Party B for all the debts hereunder.

(VIII) Rescind this contract.

Article 11 Other Stipulations

11.1 1. If the pledge ratio reaches 50%, Party A shall increase the raw material pledge immediately or repay the loan. If Party A fails to take effective measures within 3 working days, Party B shall report this as a risk event to the credit management department; If the pledge ratio reaches 60% (include) and the client have received the notice from Party B for increasing the raw materials or repaying the loan but fails to meet Party B’s requirement within 3 working days, Party B may sell the inventory at hand; if the price decreasing rate exceeds 10% (include) within one month, Party B shall also ask Party A to take effective measures so as to decrease the pledge ratio. For detailed requirements please refer to the above Section 2.

11.2     /        ;

11.3     /        ;

11.4     /        .

Article 12 Dispute Settlement

Any dispute arising during the performance of this contract may be settled through consultation. If the consultation fails, it shall be settled through the first of the following methods:

I. Bring a suit before the court in the place of Party B.

II. File the dispute to   /     arbitration commission for arbitration (Arbitration place is   /    .) in accordance with the effective arbitration rules of the arbitration commission at the time of applying for arbitration. Arbitration award is will be final and bind the Parties.

During the suit or arbitration, the provisions in this contract which are not in dispute shall still be performed.

Article 13 Effectiveness, Modification and Rescission of the Contract

I.	This contract will take into effect upon execution of the legal representatives (persons in-charge) or authorized representatives of the parties, affixed with the official seals of both parties. If the loan is secured hereunder, the Contract shall take into effect after the security contract takes into effect.

II. Upon effectiveness of this Contract, either Party shall not modify and rescind the contract without the consent of the other Party. If it is necessary to modify or rescind the Contract, the Parties shall consult with each other and conclude a written agreement, and the terms and conditions of the Contract shall still be effective before the execution of such written agreement.

III. If Party A intends to extend the period of the loan, it shall apply to Party B thirty days prior to the maturity of the loan. Party B will review and determine whether to extend the period. If Party B agrees to extend the period, the Parties shall enter into an agreement about the extension of the period for repayment.

IV. Party B may transfer its rights and obligations hereunder to any third party without the consent of Party A. If Party A intends to transfer its rights and obligations hereunder to any third party, it shall submit to Party B the written certification of the consent from the guarantor or provide new security in advance and obtain the written consent of Party B.

Article 14 This contract is made in duplicate, with each Party holding one.

Article 15 Representations

I. Party A is clearly aware of the business scope and authority of Party B.

II. Party A has read all the terms and conditions of this Contract. Party B has made the corresponding interpretation of the terms and conditions of this Contract as requested by Party A. Party A has fully learned and understood the meaning and the corresponding legal consequence of the terms and conditions of this Contract.

III. Party A has right to enter into this Contract.

Party A (Seal): (Seal)

Legal representative (person in-charge) or authorized representative (Signature):

/s/ Lu Tingxiu
February 5, 2007

Party B (Seal): (Seal)

Person in-charge or authorized representative (Signature):

/s/ Ren Pei
February 5, 2007